UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016 (March 1, 2016)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 2 to United States Accounts Receivable Credit Facility

Certain domestic subsidiaries of Greif, Inc. (the “Company”) are parties to a United States accounts receivable credit facility (the “Facility”) with PNC Bank (“PNC”). On March 3, 2016, the Facility was amended to change the definition of the Facility’s default ratio to be computed as (i) the aggregate unpaid balance of all receivables that became defaulted receivables during the calculation period, divided by (ii) the aggregate amount of sales by the domestic subsidiaries giving rise to receivables in the fourth month prior to the month of determination.

Filed as Exhibit 10.1 to this Current Report on Form 8-K is Amendment No. 2, dated as of March 3, 2016, to the Amended and Restated Transfer and Administration Agreement, dated as of September 30, 2013, by and among certain of the Company’s domestic subsidiaries and PNC.

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on March 1, 2016. At the Annual Meeting, the holders of the Company’s Class B Common Stock (the “Class B Stockholders”) voted on the following proposals and cast their votes as described below.

Proposal 1

At the Annual Meeting of Stockholders, each of the following nominees was elected to the Company’s Board of Directors for a one-year term. The inspectors of election certified the following vote tabulation as to the shares of the Class B Stockholders.

	For	Withheld
Vicki L. Avril	18,730,174	601,957
Bruce A. Edwards	18,728,602	603,529
Mark A. Emkes	19,319,414	12,717
John F. Finn	18,731,943	600,188
Michael J. Gasser	19,313,055	19,076
Daniel J. Gunsett	18,731,502	600,629
Judith D. Hook	19,310,678	21,453
John W. McNamara	18,726,323	605,808
Patrick J. Norton	19,322,755	9,376
Peter G. Watson	19,322,755	9,376

Proposal 2

Proposal 2 was a management proposal to amend certain material terms of the 2005 outside directors equity plan, as described in the proxy materials. This proposal was approved. The inspectors of election certified the following vote tabulation as to the shares of the Class B Stockholders.

For	Against	Abstain	Broker Non-Vote
18,671,084	648,710	12,337	0

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated as of March 3, 2016, to the Amended and Restated Transfer and Administration Agreement, dated as of September 30, 2013, by and among Greif Receivables Funding LLC, Greif Packaging LLC, Delta Petroleum Company, Inc., American Flange & Manufacturing Co., Inc., and Trilla-St. Louis Corporation, as originators, and PNC Bank, National Association, as a Committed Investor, Managing Agent and Administrator and the Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: March 7, 2016	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer